Exhibit 24.1

DENDREON CORPORATION REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Dendreon Corporation, a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Mitchell H. Gold, M.D. and Richard F. Hamm, Jr., with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration for sale of shares of the Registrant’s common stock up to an aggregate offering price of $150,000,000, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the respective dates set forth below.

Signature

/s/ Mitchell H. Gold, M.D. Mitchell H. Gold, M.D.	Dated: August 12, 2005

/s/ Richard B. Brewer Richard B. Brewer	Dated: August 12, 2005

/s/ Susan B. Bayh Susan B. Bayh	Dated: August 12, 2005

/s/ Gerardo Canet Gerardo Canet	Dated: August 12, 2005

/s/ Bogdan Dziurzynski Bogdan Dziurzynski, Ph.D	Dated: August 12, 2005

/s/ M. Blake Ingle M. Blake Ingle, Ph.D	Dated: August 12, 2005

/s/ Ruth B. Kunath Ruth B. Kunath	Dated: August 12, 2005

/s/ David L. Urdal David L. Urdal, Ph.D	Dated: August 12, 2005

/s/ Douglas G. Watson Douglas G. Watson	Dated: August 12, 2005